Exhibit 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                            NEW YORK, NY 10022 - 3852


                                                                  PARIS
TEL  212-715-9100                                        47, AVENUE HOCHE 75008
FAX  212-715-8000                                       TEL  (33-1) 44 09 46 00
                                                        FAX  (33-1) 44 09 46 01

August 19, 2004

Internet Commerce Corporation
805 Third Avenue
New York, New York  10022

         Re:   Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Internet Commerce Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") with respect to the registration under the Securities Act of 1933, as amended, of an aggregate of 1,941,409 shares of class A common stock, par value $.01 per share (the "Common Stock"), of the Registrant.

         In rendering our opinion, we have reviewed such documents as we have deemed appropriate to enable us to express an opinion on the matters covered hereby, including, without limitation, the Agreement and Plan of Merger dated May 25, 2004 among the Registrant, ICC Acquisition Corporation, Inc., a Georgia corporation, Electronic Commerce Systems, Inc., a Georgia corporation ("ECS"), and certain shareholders of ECS (the "Merger Agreement") relating to the acquisition of ECS.

         In addition, in rendering our opinion, we have assumed the genuineness of all signatures on all documents reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies. As to various matters of fact material to our opinion we have, without any investigation or independent verification, relied on representations, statements and certificates of public officials and officers and representatives of the Registrant.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock covered by the Registration Statement and issued pursuant to the Merger Agreement have been validly issued and are fully paid and non-assessable.

         We do not express any opinion with respect to any laws other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Kramer Levin Naftalis & Frankel LLP

Internet Commerce Corporation
August 19, 2004
Page 2

Our opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances which are currently in effect.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                                         Very truly yours,

                                         /s/ Kramer Levin Naftalis & Frankel LLP